UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

COLORADO GOLDFIELDS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51718	20-0716175
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10920 West Alameda Avenue, Suite 207 Lakewood, CO	80226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 984-5324

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2008, the Board of Directors elected Mr. Norman J. Singer, as a Director.

Since 2006 Mr. Singer has been an independent investor in the oil and gas sector, having previously served as a senior consultant to a publicly traded oil company assisting the firm with their Turkish drilling program and assembling a U.S. based acreage position.  From 1978 to 2004, Mr. Singer was with the Usaha Tegas Group of Companies, a $5 billion diversified multi-national enterprise.  While with the Usaha Tegas Group, Mr. Singer opened two new energy related subsidiaries in Houston, Texas, and Tulsa, Oklahoma.  He was later Chairman of the Group’s U.S. energy activities and its diversified acquisitions program.  Mr. Singer was Senior Vice President, General Counsel and Director for Oceanic Exploration Company in Denver, Colorado.  Additionally, he served as legal and economic advisor to the Ministry of Finance, Dar es Salaam, Tanzania and the U.S. State Department in Washington, D.C.

Mr. Singer holds a BA in Economics from Colgate University, an MA in International Affairs and Economics from Tufts University in conjunction with Harvard University’s Fletcher School of Law and Diplomacy, and an LL.B. from Columbia University.  Additionally, Mr. Singer has completed post graduate studies at the London School of Economics.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS INC.

Dated: September 30, 2008
	By:	/s/ C. Stephen Guyer
C. Stephen Guyer
Chief Financial Officer

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